NATIONAL FUEL RESOURCES, INC.         Exhibit B
                                  BALANCE SHEET

                                             AT MARCH 31,
                                      ---------------------------
                                         1998            1997
                                      -----------     -----------
ASSETS
Current Assets:
  Cash                                $   602,927     $ 1,626,883
  Short Term Investments                5,756,427       4,845,020
  Accounts Receivable                   9,134,364       9,284,244
  Accounts Receivable-Interco               9,639           7,193
  Reserve for Bad Debts                  (533,862)       (540,952)
  Other Current Assets                    544,935       1,007,278
                                      -----------     -----------
                                       15,514,430      16,229,666
                                      -----------     -----------

Property, Plant, and Equipment
  Furniture and Fixtures                  382,217          68,582
Less - Accumulated DD&A                   (80,397)        (34,881)
                                      -----------     -----------
                                          301,820          33,701
                                      -----------     -----------

Other Assets:
  Long Term Investments                   791,391       1,255,978
  Other Deferred Debits                   354,503         132,251
                                      -----------     -----------
                                        1,145,894       1,388,229
                                      -----------     -----------

                                      $16,962,144     $17,651,596
                                      ===========     ===========

LIABILITIES
Current Liabilities:
Accounts Payable                      $ 3,698,192     $ 6,208,499
  Accrued Liabilities                     (30,480)        (62,169)
  Current Income Taxes-Federal           (869,875)       (508,781)
  Other Taxes                             655,110         685,210
  Accounts Payable-Intercompany         1,094,595       1,318,869
  Dividends Payable                        35,000          35,000
  Intercompany Borrowing                        -               -
                                     ------------     -----------
                                        4,582,542       7,676,628
                                     ------------     -----------

Long Term Liabilities:
Deferred Income Taxes                    (684,689)       (661,850)
Miscellaneous Deferred Credits          2,063,125         589,122
                                     ------------     -----------
                                        1,378,436         (72,728)
                                     ------------     -----------

Stockholder's Equity:
  Common Stock                             10,000          10,000
  Capital Paid in Excess of Par         3,490,000       3,490,000
  Retained Earnings                     7,886,166       6,792,696
  Retained Earnings - Dividends          (385,000)       (245,000)
                                     ------------     -----------
Total Equity                           11,001,166      10,047,696
                                     ------------     -----------

                                      $16,962,144     $17,651,596
                                      ===========     ===========